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                                                                  Exhibit 10.7.b

                        COVENANT NOT TO COMPETE AGREEMENT

         THIS AGREEMENT dated this 27 day of June, 1997, by and between RICHARD
H. NAGEL (hereinafter referred to as "Nagel") and SAX ARTS AND CRAFTS, INC., a Delaware corporation (hereinafter referred to as the "Company").

                              W I T N E S S E T H:

         WHEREAS, Nagel has been in the business of the sale and distribution of arts and craft supplies and equipment (hereinafter the "Business"); and

         WHEREAS, Nagel is currently employed by the Company pursuant to the terms of an employment agreement executed by and between Nagel and the Company on even date herewith (the "Employment Agreement"); and

         WHEREAS, it is intended by the parties hereto that the restrictive covenants in this Agreement shall become effective upon the date of the termination of Nagel's employment with the Company for reasons other than death (the "Effective Date") [and during the term of his employment with the Company]; and

         WHEREAS, Nagel, in the absence of this Agreement, could compete with the Company in the market and during the time which are the subject of this Agreement; and

         WHEREAS, the Company desires to restrict Nagel's competitive activities pursuant to the terms of this Agreement.

         IT IS NOW THEREFORE agreed as follows:

         1.  Restriction on Competition.

              (a) During the term of his employment with the Company and for one (1) year from the Effective Date, Nagel shall not, directly or indirectly, for himself or on




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                  behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity:

                  (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in any capacity which utilizes non-public information learned by or involves customer contacts developed by Nagel during the term of his employment with the Company, whether as an employee, independent contractor, consultant, advisor, or manager, in any business selling any products or services in direct competition with the Company (other than an affiliate of the Company), within the 48 continental states of the United States of America (the "Territory");

                  (ii) call upon any person who is, at that time, within the
                       Territory, an employee of the Company or School Specialty, Inc., a Wisconsin corporation or any subsidiary or affiliate of School Specialty, Inc. (hereinafter collectively "School") for the purpose or with the intent of enticing such employee to terminate or otherwise limit his/her employment with of the Company or School; or

                  (iii)on Nagel's own behalf or on behalf of any
                       competitor, contact any person or entity who or that, during Nagel's employment by the Company or School, was either contacted by or engaged in discussions with the Company or School as a prospective acquisition candidate or was the subject of an acquisition analysis conducted by the Company or School within the two (2) year period prior to the termination of the Nagel's employment with the Company.

              (b) The foregoing covenants shall not be deemed to prohibit
                  Nagel from acquiring as an investment not more than one percent of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

              (c) It is further agreed that, in the event that Nagel shall cease to be employed by the Company or School and enters into a business or pursues other activities that, at such time, are not in competition with the Company or School, Nagel shall not be chargeable with a violation of this
                  Section 1 if the Company or School subsequently enters the same (or a similar) competitive business or activity or commences competitive operations within 100 miles of Nagel's new business or activities.

              (d) Nagel has carefully read and considered the provisions of this Section 1 and, having done so, agrees that the restrictive covenants in this Section 1 impose a fair and reasonable restraint on Nagel and are reasonably required to protect the interests of the Company and School, and their respective officers, directors, employees, and stockholders. It is further agreed that the Company


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                  and Nagel intend that such covenants be construed and enforced in accordance with the changing activities, business, and locations of the Company and School throughout the term of these covenants.

         2. Consideration. Nagel's execution of this Agreement is a condition of his employment with the Company. As additional consideration, the Company agrees that within ten (10) days of the Effective Date, the Company shall pay to Nagel the sum of Thirty One Thousand Two Hundred Fifty Dollars ($31,250.00). Based upon such consideration, Nagel does agree to be bound to the terms and conditions of this Agreement. Further, Nagel does agree that said consideration is adequate to bind it to this Agreement.

         3. Equitable Remedy. Because of the difficulty of measuring economic losses to the Company and/or School as a result of a breach of the restrictive covenants set forth in Section 1, and because of the immediate and irreparable damage that would be caused to the Company and/or School for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company or School at law or in equity, the Company and School shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

         4. Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement may be settled exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association then in effect unless the Company shall elect to pursue equitable relief as provided under Section 3 above. The Company shall have the right to pursue money damages in addition to equitable relief pursuant to the terms of this section 4. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. Each party shall bear its own counsel fees. The arbitration proceeding shall be held in Milwaukee, Wisconsin. Notwithstanding the foregoing, the Company and/or School shall be entitled to seek injunctive or other equitable relief, as contemplated by Section 3 above, from any court of competent jurisdiction, without the need to resort to arbitration.

         5. Notices. All notices, statements, and other communications given hereunder shall be made in writing by telegraph, telex, fax, personal delivery, or by mailing the same by certified mail, return receipt requested, by express delivery be a nationally recognized express delivery service or by next day express mail delivery in a postpaid wrapper, addressed to the other as aforesaid, and the date of such personal delivery, telegraphing, telexing, faxing, the next day if by express delivery, or the date five (5) days after such mailing shall be deemed the date on which such notice is effective. Except as otherwise specified herein, all notices sent to the Company hereunder shall be directed to the attention of Daniel P. Spalding, Executive-Vice President at the corporate offices of School Specialty, Inc., with an additional copy directed to Mark Director, Executive-Vice President of School sent to him at U.S. Office Products Company 1025 Thomas Jefferson Street, NW, Washington, D.C. 20007 (Telefax: (202) 339-6733).



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         6. Modifications. This agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         7. Descriptive Headings. The descriptive headings of the several sections of this agreement are inserted for convenience only and do not constitute a part of this agreement.

         8. Counterparts. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this agreement to produce or account for more than one such counterpart.

         9. Severability. In the event that this agreement is in part found invalid by a court of competent jurisdiction, the remaining portions of this agreement shall continue to be in full force and effect, provided, however, that nothing in this Section 9 shall be construed to contemplate any equitable reformation or "blue penciling" of the restrictive covenants contained herein. This agreement shall represent the complete understanding of the parties hereto relating to the subject matter herein.

         10. Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin applicable to contracts entered into and fully performed therein. The parties hereby (i) agree that, subject to the provisions of Section 4, any litigation, action or proceeding arising out of or relating to this Agreement be instituted in a state or federal court in the City of Appleton, Wisconsin for state actions and the Milwaukee, Wisconsin for federal actions, both within the State of Wisconsin, (ii) waive any objection which the parties might have now or hereafter to the venue of any such litigation, action or proceeding, (iii) irrevocably submit to the jurisdiction of any such court in any such litigation, action, or proceedings and (iv) hereby waive any claim or defense of inconvenient forum. For all purposes of this Agreement the parties hereby submit to the venue and jurisdiction of the Courts in the State of Wisconsin (Federal and State), irrevocably consent to personal jurisdiction by such courts, and further agree that service of process upon they may be effected pursuant to paragraph 5 above.

         11. Assignment and Parties Bound. Nagel agrees, that he cannot assign all or any portion of his performance under this Agreement. This Agreement may be assigned or transferred by the Company without the prior written consent of Nagel. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns. It is intended that the Company, School or its assign will be a third-party beneficiary of the rights of the Company under this Agreement. No other person shall be a third-party beneficiary.

         12. Pronouns. For purposes of this Agreement, the neuter shall include the masculine and the feminine and the singular shall include the plural and the plural the singular, as the context may require.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                  /s/ Richard H. Nagel
                                  ---------------------------------------------
                                  Richard H. Nagel, Individually



                                  SAX ARTS AND CRAFTS, INC.


                                  /s/ Daniel P. Spalding
                                  ---------------------------------------------
                                  Daniel P. Spalding, Executive Vice President



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